SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

RLJ LODGING TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
(Address of Principal Executive Offices, and Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolver and Five Year Term Loans

On December 18, 2019 (the “Closing Date”), RLJ Lodging Trust (the “Company”), as parent guarantor, and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto. The Amended Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement, dated as of April 22, 2016, among the Company, the Operating Partnership, Wells Fargo, as administrative agent and a lender, and the other lenders party thereto, as amended.

The Amended Credit Agreement (x) extends the maturity date of the Operating Partnership’s $600 million unsecured revolving credit facility (the “Revolver”) to May 18, 2024, with a one year extension option, which may be exercised by the Operating Partnership upon the satisfaction of certain conditions set forth in the Amended Credit Agreement, (y) re-evidences the Operating Partnership’s existing $400 million unsecured term loan with a scheduled maturity date of January 25, 2023 (the “Tranche A-1 Term Loan”), and (z) extends the maturity date of the Operating Partnership’s $400 million unsecured term loan (the “Tranche A-2 Term Loan”) to May 18, 2025. As of the Closing Date, the Company had no borrowings outstanding under the Revolver and the entire $400 million under the Tranche A-1 Term Loan and the entire $400 million under the Tranche A-2 Term Loan, respectively, were outstanding.

The amount that the Operating Partnership may borrow under the Revolver generally is limited to the lesser of (i) the amount, if any, by which 60% of the value of an unencumbered pool of hotel properties that satisfy certain requirements (the “Unencumbered Pool”) exceeds (a) the aggregate amount of unsecured indebtedness of the Company and its subsidiaries on a consolidated basis, subject to certain exceptions, minus (b) unrestricted cash and cash equivalents of the Company and its subsidiaries in excess of $25 million, as adjusted for cash held by certain excluded subsidiaries, and (ii) the total revolving commitment under the Revolver, which currently is $600 million. The value of the Unencumbered Pool (the “Unencumbered Asset Value”) is determined according to the GAAP book value of the properties in the Unencumbered Pool that have been owned less than four full fiscal quarters and a capitalized net operating income value for all other properties in the Unencumbered Pool.

The Operating Partnership has the option to increase the revolving loan commitment to $750 million, to increase each of the total Tranche A-1 Term Loan amount and the total Tranche A-2 Term Loan amount to $600 million, respectively, and to incur one or more additional tranches of term loans in an aggregate amount of up to $475 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts or additional tranches.  The Amended Credit Agreement also permits the Operating Partnership to utilize up to $30 million of the available revolving loan commitment under the Revolver for the issuance of letters of credit and includes swingline loan capacity for up to $40 million in same day borrowings.

Borrowings under the Amended Credit Agreement will, subject to certain exceptions, bear interest, at the Operating Partnership’s election, at a per annum rate of (i) in the case of the Revolver, (a) LIBOR plus a margin ranging from 140 to 195 basis points or (b) a base rate plus a margin ranging from 40 to 95 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries, (ii) in the case of the Tranche A-1 Term Loan, (a) LIBOR plus a margin ranging from 145 to 220 basis points or (b) a base rate plus a margin ranging from 45 to 120 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries and (iii) in the case of the Tranche A-2 Term Loan, (a) LIBOR plus a margin ranging from 135 to 190 basis points or (b) a base rate plus a margin ranging from 35 to 90 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries.  An unused commitment fee (the “Unused Revolver Fee”) of 20 or 25 basis points per annum, depending on the amount of borrowings under the Revolver, accrues on unused portions of the Revolver.

In the event that the Company’s or the Operating Partnership’s long-term senior unsecured non-credit enhanced debt receives an investment grade credit rating (an “Investment Grade Rating”) and following the Operating Partnership’s election (the “Investment Grade Pricing Election”), borrowings under the Amended Credit Agreement will, subject to certain exceptions, bear interest, at the Operating Partnership’s election, at a per annum rate of (i) in the case of the Revolver, (a) LIBOR plus a margin ranging from 77.5 basis points to 155 basis points, or (b) a base rate plus a margin ranging from 0 basis points to 55 basis points, in each case, with the actual margin determined according to such credit rating then in effect, (ii) in the case of the Tranche A-1 Term Loan, (a) LIBOR plus a margin ranging from 90 basis points to 175 basis points, or (b) a base rate plus a margin ranging from 0 basis points to 75 basis points, in each case, with the actual margin determined according to such credit rating then in effect, and (iii) in the case of the Tranche A-2 Term Loan, (a) LIBOR plus a margin ranging from 85 basis points to 175 basis points, or (b) a base rate plus a margin ranging from 0 basis points to 75 basis points, in each case, with the actual margin determined according to such credit rating then in effect. Following the Investment Grade Pricing Election and in lieu of the Unused Revolver Fee, a facility fee ranging from 10 basis points to 30 basis points, depending on such credit rating then in effect, accrues on the total commitment under the Revolver, regardless of usage.

In the event that the Operating Partnership repays all or any portion of the Tranche A-2 Term Loan on or prior to the one-year anniversary of the Closing Date, (i) the Operating Partnership has the one-time right to reborrow (in up to three separate advances) such amounts that were repaid and (ii) an unused commitment fee of 25 basis points per annum will accrue on the amounts available for reborrowing under the Tranche A-2 Term Loan until the earlier of the one-year anniversary of the Closing Date and such amounts are reborrowed.

Amounts owing under the Amended Credit Agreement are guaranteed by the Company and subject to certain exceptions, each subsidiary of the Company that owns a property included in the Unencumbered Pool or directly or indirectly owns a subsidiary that owns a property included in the Unencumbered Pool (collectively, the “Subsidiary Guarantors”), pursuant to a Third Amended and Restated Guaranty (the “Amended Credit Agreement Guaranty”). Subject to certain conditions and exceptions, upon achieving an Investment Grade Rating, the Subsidiary Guarantors will be released from the Amended Credit Agreement Guaranty.

If the Leverage Ratio (as defined below) exceeds 6.50 to 1.00 as of the end of any two consecutive fiscal quarters, then the Company, the Operating Partnership and certain direct and indirect subsidiaries of the Operating Partnership will be required to pledge their equity interests in the Operating Partnership and certain other direct and indirect subsidiaries of the Operating Partnership to secure the obligations under the Amended Credit Agreement, the Term Loan Agreement (as defined below) and certain other pari passu debt until such time as the Leverage Ratio has not exceeded 6.50 to 1.00 for two consecutive quarters.

The proceeds of borrowings under the Revolver may be used by the Operating Partnership and the Company (a) for the payment of redevelopment and development costs incurred in connection with hotel properties owned by the Company and its subsidiaries, (b) to finance hotel acquisitions, (c) to finance capital expenditures, dividends and the repayment of debt of the Company and its subsidiaries, and (d) to provide for general working capital needs and for other general corporate purposes of the Company and its subsidiaries.

The Amended Credit Agreement requires, and the Operating Partnership’s ability to borrow under the Revolver will be subject to, ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Amended Credit Agreement requires that the Company satisfy certain financial covenants, including:

•	ratio of total debt (net of the amount of unrestricted cash and cash equivalents in excess of $25,000,000) to EBITDA (the “Leverage Ratio”) of not more than 7.0 to 1.0 ;

•	ratio of adjusted EBITDA to fixed charges of not less than 1.5 to 1.0;

•	ratio of the sum of (i) secured indebtedness plus (ii) certain unsecured indebtedness of the Operating Partnership’s subsidiaries to total asset value of no more than 45%;

•	ratio of unsecured indebtedness (net of the amount of unrestricted cash and cash equivalents in excess of $25,000,000), subject to certain exceptions to Unencumbered Asset Value of not more than 60% (subject to a higher ratio in certain circumstances at the election of the Operating Partnership); and

•	ratio of adjusted net operating income of the Unencumbered Pool to Unsecured Interest Expense (as defined in the Amended Credit Agreement) of not less than 2.0 to 1.0.

In the event that the Leverage Ratio exceeds 6.5 to 1.0 as of the end of any applicable four-quarter fiscal period, the applicable interest rate on all borrowings under the Amended Credit Agreement will increase by 35 basis points for a six-month period following such election.

The Amended Credit Agreement includes customary representations and warranties of the Company and the Operating Partnership, which must continue to be true and correct in all material respects as a condition to future draws under the Revolver. The Amended Credit Agreement also includes customary events of default, in certain cases subject to customary periods to cure, following which the lenders may accelerate all amounts outstanding under the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement and the Amended Credit Agreement Guaranty is qualified in its entirety by reference to the Amended Credit Agreement and the Amended Credit Agreement Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Seven Year Term Loan

On the Closing Date, the Company, as parent guarantor, the Operating Partnership, as borrower, and the Subsidiary Guarantors entered into a Seventh Amendment to Term Loan Agreement (the “Amendment”) with Wells Fargo, as administrative agent, and the other lenders party thereto. The amendment amends the Term Loan Agreement, dated as of November 20, 2012 (as amended, the “Term Loan Agreement”), which provides for an unsecured term loan of $225 million with a scheduled maturity date of January 25, 2023 (the “Five Year Term Loan”).

The Amendment provides, among other things, for certain conforming amendments to the representations and warranties, affirmative, negative and financial covenants, events of default and other provisions contained in the Term Loan Agreement consistent with the terms of the Amended Credit Agreement.

Amounts owing under the Term Loan Agreement, as amended by the Amendment, are guaranteed by the Company and subject to certain exceptions, each subsidiary of the Company that owns a property included in the Unencumbered Pool or directly or indirectly owns a subsidiary that owns a property included in the Unencumbered Pool.

Except as amended by the Amendment, the remaining terms of the Term Loan Agreement remain in full force and effect. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 hereto, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1*	Third Amended and Restated Credit Agreement, dated as of December 18, 2019, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other agents and lenders party thereto.
10.2	Third Amended and Restated Guaranty, dated as of December 18, 2019, by and among RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto and Wells Fargo Bank National Association, as Administrative Agent.
10.3*	Seventh Amendment to Term Loan Agreement, dated as of December 18, 2019, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other lenders party thereto.

*   RLJ Lodging Trust has omitted certain schedules and exhibits pursuant to Item 601(a) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: December 19, 2019	By:	/s/ Leslie D. Hale
Leslie D. Hale
President and Chief Executive Officer